Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNS RECORD $8.2 MILLION IN THIRD QUARTER
REVENUE INCREASES 29.4% QUARTER TO QUARTER

ATLANTA, GA (October 18, 2012) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $8.2 million for the third quarter of 2012 compared to $6.4 million for the second quarter of 2012 and $2.1 million for the third quarter of 2011. After accounting for the preferred dividend, basic and diluted earnings per share for the third quarter of 2012 were $0.51 and $0.45, respectively, which compared to basic and diluted earnings per share of $0.39 and $0.35 in the second quarter of 2012 and $0.09 and $0.08 in the third quarter of 2011, respectively. Net income for the first nine months of 2012 was $19.9 million compared to $7.6 million for the same period in 2011. Basic and diluted earnings per share for the first nine months of 2012 were $1.21 and $1.08, respectively, compared to $0.40 and $0.36, respectively, for 2011.
Fidelity's Chairman, Jim Miller, said, “The efforts of our 780 employees are reflected in the Company's strong results in the quarter and year. Return on Average Equity is 15.22% year to date while core operating earnings show steady, solid improvements. While we benefited from mortgage income and FDIC assisted transaction gains, we continue to expand our footprint and the controls necessary for us to meet strong demand for credit in all our southern markets which remain in transition as the realignment in banking is ongoing.”

	For the Quarter Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
	(In Thousands)
Net income	$8,167	$6,404	$5,316	$3,832	$2,110
Income tax expense	4,816	3,511	2,894	1,979	608
Provision for loan losses	3,477	950	3,750	5,300	4,400
Write-down of ORE	1,452	1,138	947	1,442	677
Other cost of ORE operations	1,376	564	789	887	638
Pre-tax, pre-credit related earnings	19,288	12,567	13,696	13,440	8,433
Less security gains	(4)	—	(303)	(237)	—
Less acquisition gain	(4,012)	—	(206)	(1,527)	—
Less accretion of FDIC indemnification asset	(285)	(96)	(171)	—	—
Core operating earnings (1)	$14,987	$12,471	$13,016	$11,676	$8,433

(1) The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, security gains, acquisition gain and indemnification asset accretion because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

ASSET QUALITY
The majority of loans and other real estate acquired in the FDIC-assisted transactions are covered under 80% loss sharing agreements with the FDIC, which are classified as covered loans. Loans that do not fall into the covered loan category are considered to be non-covered. Covered loans have the protection against losses reimbursable by the FDIC whereas non-covered loans do not have that same protection.
The following table provides a comparison of the activity affecting the allowance for loan loss:

	Q3 2012	Q2 2012	Q3 2011	YTD 2012	YTD 2011
	($ in millions)
Net charge-offs	$1.2	$3.0	$4.8	$6.7	$13.7
Net charge-off ratio	0.27%	0.71%	1.21%	0.52%	1.26%
Provision for loan losses - Non-Covered Loans	$2.5	$1.0	$4.4	$7.2	$15.0
Net impairment provision - Covered Loans	$1.0	$—	$—	$1.0	$—
Total provision expense	$3.5	$1.0	$4.4	$8.2	$15.0

The following table provides a summary of the net provision expense for the quarter ended September 30, 2012:

	Covered Loans	Non-Covered Loans	Total
	($ in millions)
Provision	$3.0	$2.5	$5.5
Benefit attributable to FDIC	(2.0)	—	(2.0)
Net provision expense	$1.0	$2.5	$3.5

The increase in provision expense for the third quarter 2012 compared to the second quarter 2012 resulted primarily from provision needed to cover reduced appraisal values on certain collateral and as charge-offs for classified covered loans increased during the period. During the third quarter of 2012, the Bank recorded a net impairment provision of $1.0 million to reflect the continued decrease in expected cash flows of covered loans.
Net charge-offs decreased $7.0 million for the first nine months of 2012 to $6.7 million compared to $13.7 million for the same period of 2011. For the first nine months of 2012, the ratio of net-charge offs to average loans outstanding was 0.52% compared to 1.26% for the same period of 2011. Non-covered provision expense decreased $7.8 million for the first nine months of 2012 to $7.2 million compared to $15.0 million for the same period of 2011 primarily as a result of charge-offs for classified construction borrowers and properties transferred to ORE following foreclosure.
The allowance for loan losses at September 30, 2012 was $31.5 million, or 1.91% of total loans, compared to an allowance of $27.2 million, or 1.65% of total loans, at June 30, 2012, and $29.4 million, or 1.96% of total loans, at September 30, 2011.
The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive and exclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate.

	September 30, 2012		June 30, 2012
	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans	September 30, 2011
	($ in Millions)
Nonperforming loans	$90.1	$61.9	$90.9	$62.1	$61.4
Classified assets	121.6	113.5	122.3	115.7	118.0
Allowance for loan losses as a percentage of total loans	1.78%	1.91%	1.55%	1.65%	1.96%
Classified items ratio	48.31%	45.09%	51.20%	48.45%	52.43%
Nonperforming assets ratio	7.62%	5.12%	7.52%	5.29%	5.67%
ORE, net of reserves, increased $2.5 million to $45.2 million at September 30, 2012, compared to $42.7 million at June 30, 2012. During the third quarter of 2012, $9.7 million of ORE assets were sold while $2.9 million were added to ORE. Excluding covered assets, ORE sales were $8.5 million and additions were $2.8 million for the quarter. In addition, during the third quarter 2012, the Bank completed its valuation of the Security Exchange Bank assets acquired and reduced the valuation allowance by $9.9 million on its ORE acquired.
CAPITAL
The following table details the Company's and Bank's capital position at September 30, 2012 and June 30, 2012:

	Fidelity Southern Corporation		Fidelity Bank
	September 30, 2012	June 30, 2012	September 30, 2012	June 30, 2012
Total risk-based capital ratio	13.43%	13.29%	12.62%	12.47%
Tier 1 risk-based capital ratio	11.96%	11.68%	10.87%	10.71%
Leverage capital ratio	9.89%	10.19%	9.02%	9.35%
DEPOSITS
Total deposits of $2,003.6 million at September 30, 2012 have increased from $1,765.5 million as of September 30, 2011, due to the acquisitions of Decatur First Bank in the fourth quarter of 2011 and Security Exchange Bank in the second quarter of 2012. The Bank acquired an additional $50 million in brokered deposits during the third quarter 2012 to facilitate loan growth.

	September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011
	$	%	$	%	$	%	$	%	$	%
			($ in millions)
Core deposits(1)	$1,595.4	79.6	$1,634.5	82.2	$1,546.0	82.7	$1,523.1	81.4	$1,414.1	80.1
Time Deposits > $100,000	348.9	17.4	343.6	17.3	313.2	16.8	329.2	17.6	322.3	18.3
Brokered deposits	59.3	3.0	9.2	0.5	9.2	0.5	19.2	1.0	29.2	1.6
Total deposits	$2,003.6	100.0	$1,987.3	100.0	$1,868.4	100.0	$1,871.5	100.0	$1,765.6	100.0
Quarterly rate on deposits	0.66%		0.69%		0.66%		0.77%		1.00%

(1) Core deposits are transactional, savings, and time deposits under $100,000.
NET INTEREST MARGIN
Net interest margin increased 19 basis points to 3.74% in the third quarter of 2012 compared to 3.55% in the third quarter of 2011 and decreased 12 basis points from 3.86% in the second quarter of 2012. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.56% for the third quarter of

2012 compared to 3.68% for the second quarter of 2012. The decrease in net interest margin from the second quarter 2012 was the result of higher yielding assets running off as replacement assets were originated in a lower interest rate environment. Offsetting the lower yields on assets was the high volume of loan originations which resulted in an increase in net interest income for the third quarter of 2012 of $3.1 million, or 17.9%, when compared to the third quarter of 2011 and of $790,000, or 4.0%, when compared to the second quarter of 2012.
Net interest margin increased 17 basis points to 3.82% for the nine months ended September 30, 2012 compared to 3.65% for the same period in 2011. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.62% for the nine months ended September 30, 2012 and 3.65% for the same period in 2011. Net interest income for the nine months ended September 30, 2012 increased $8.4 million, or 16.2%, to $60.2 million compared to $51.8 million for the same period in 2011.
INTEREST INCOME
Total interest income for the third quarter of 2012 increased $1.9 million, or 8.3%, to $24.9 million compared to $23.0 million for the third quarter of 2011. Average interest-earning assets for the third quarter of 2012 increased $241.5 million, or 12.3%, somewhat offset by a 13 basis point decrease in the yield on average interest-earning assets due primarily to the Bank offering competitive rates on loans and deposits. The impact of the acquisitions increased loan interest income by $2.0 million for the third quarter of 2012 when compared to the same period in 2011. In a linked-quarter comparison, interest income increased $843,000 primarily due to an increase in loans held-for-sale income as the yield on average interest-earning assets decreased 15 basis points.
For the nine months ended September 30, 2012 total interest income increased $3.8 million, or 5.5%, to $73.3 million compared to $69.5 million for the same period in 2011. Average interest-earning assets for the nine months ended September 30, 2012 increased $217.1 million, or 11.4%, and was somewhat offset by a 25 basis point decrease in the yield on average interest-earning assets as mentioned above. The impact of the acquisitions increased interest income by $6.0 million which is offset by decreases of $1.1 million in both investment securities interest income and interest income from indirect loans, respectively, when compared to the same period in 2011.
The FDIC-assisted acquisitions of Decatur First Bank and Security Exchange Bank, as previously announced, were accretive to the third quarter 2012 interest income on an after-tax basis of $333,000, or $0.02 to diluted earnings per share. On a year-to-date basis, the acquisitions were accretive to interest income on an after-tax basis of $1.2 million, or $0.08 to diluted earnings per share.
INTEREST EXPENSE
Interest expense for the third quarter of 2012 decreased $1.2 million, or 22.2%, compared to the same period in 2011 due to a 38 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $210.7 million, or 12.6%. The Bank’s shift in deposit mix toward noninterest-bearing accounts, which made up 17.7% of total deposits at September 30, 2012 compared to 14.0% at September 30, 2011, contributed to the reduction in the cost of funds. The impact of the acquisitions increased interest expense by $507,000 for the third quarter 2012 when compared to the same period in 2011. On a linked-quarter basis, interest expense increased $53,000, or 1.3%.
For the nine months ended September 30, 2012 interest expense decreased $4.6 million, or 26.0%, to $13.1 million compared to $17.7 million for the same period in 2011. The decrease in interest expense was attributable to a 48 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $158.0 million, or 9.7%. The impact of the acquisitions increased interest expense by $1.1 million when compared to the same period in 2011.

NONINTEREST INCOME
On a year over year basis, noninterest income increased $17.1 million, or 171.0%, to $27.1 million for the quarter ended September 30, 2012, compared to $10.0 million in the third quarter of 2011. The increase in noninterest income was the result of a $9.6 million, or 184.5%, increase in mortgage banking activities and an increase in SBA lending of $1.3 million over the respective periods. The increase also includes the $4.0 million gain on acquisition of Security Exchange Bank. Income from mortgage banking activities increased due to a 91% increase in the September 30, 2012 pipeline to over $572 million. Total funded loan volume for the quarter of $617.5 million represented a 78% increase over the year ago quarter slightly offset by a $2.1 million mortgage servicing rights impairment recognized in the current quarter.
For the nine months ended September 30, 2012 noninterest income increased $26.0 million, or 72.6%, to $61.8 million compared to $35.8 million for same period in 2011. The increase is largely attributable to the increase in mortgage banking activities as discussed above. The impact of the acquisitions increased noninterest income by $4.5 million for the comparative periods, largely attributable to the gain on acquisition previously announced.
The FDIC indemnification asset is originally recorded based on a discounted amount expected to be received from the FDIC for their share of losses on covered loans. The original difference between the full amount and the discounted amount is expected to be recorded as indemnification income over the life of the contract with the FDIC. For the first nine months of 2012, indemnification income was $551,000. There was no indemnification income for the same period in 2011.
NONINTEREST EXPENSE
Noninterest expense for the third quarter of 2012 increased $10.9 million, or 53.4%, to $31.3 million compared to $20.4 million for the same period in 2011. The increase was driven by a $6.9 million increase in salaries and employee benefits expense due to higher commission expense related to the increased mortgage banking volume, expansion of our mortgage banking footprint, as well as increased number of employees due to organic growth and acquisitions. On a linked-quarter basis, noninterest expense increased $5.3 million, or 20.4%. The increase was primarily due to a $3.3 million increase in salaries and employee benefits.
For the nine months ended September 30, 2012 noninterest expense increased $20.9 million, or 33.8%, to $82.7 million compared to $61.8 million for the same period in 2011. The increase is largely attributable to an increase of $14.6 million in salaries and employee benefits.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 30 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in ten Southern states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2011 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,	Nine Months Ended September 30,
	2012	2012	2012	2011	2011	2012	2011
($ in thousands, except per share data)
RESULTS OF OPERATIONS
Net Interest Income	$20,690	$19,900	$19,655	$19,079	$17,555	$60,245	$51,772
Provision for Loan Losses	3,477	950	3,750	5,300	4,400	8,177	15,025
Non-Interest Income	27,094	17,034	17,655	15,681	9,978	61,783	35,758
Non-Interest Expense	31,324	26,069	25,350	23,649	20,415	82,743	61,773
Income Tax Expense	4,816	3,511	2,894	1,979	608	11,221	3,166
Net Income	8,167	6,404	5,316	3,832	2,110	19,887	7,566
Preferred Stock Dividends	(823)	(823)	(823)	(824)	(823)	(2,469)	(2,469)
Net Income Available to Common Shareholders	7,344	5,581	4,493	3,008	1,287	17,418	5,097

PERFORMANCE
Earnings Per Share - Basic [1]	$0.51	$0.39	$0.31	$0.22	$0.09	$1.21	$0.40
Earnings Per Share - Diluted [1]	$0.45	$0.35	$0.29	$0.20	$0.08	$1.08	$0.36
Return on Average Assets	1.33%	1.14%	0.96%	0.69%	0.40%	1.15%	0.50%
Return on Average Equity	17.93%	14.68%	12.67%	9.34%	5.20%	15.22%	6.74%

NET INTEREST MARGIN
Interest Earning Assets	4.51%	4.66%	4.76%	4.71%	4.64%	4.64%	4.89%
Cost of Funds	0.90%	0.96%	1.06%	1.17%	1.28%	0.97%	1.45%
Net Interest Spread	3.61%	3.70%	3.70%	3.54%	3.36%	3.67%	3.44%
Net Interest Margin	3.74%	3.86%	3.86%	3.72%	3.55%	3.82%	3.65%

CAPITAL
Cash Dividends Per Share	$—	$—	$—	$0.01	$0.01	$—	$0.01
Dividend Payout Ratio	—%	—%	—%	4.61%	10.75%	—%	2.47%
Tier 1 Risk-Based Capital	11.96%	11.68%	11.91%	11.85%	12.35%	11.96%	12.35%
Total Risk-Based Capital	13.43%	13.29%	13.66%	13.70%	14.31%	13.43%	14.31%
Leverage Ratio	9.89%	10.19%	10.04%	9.83%	10.16%	9.89%	10.16%

AVERAGE BALANCE SHEET
Loans, Net of Unearned	2,013,423	1,880,933	1,785,382	1,729,511	1,584,647	1,893,685	1,569,165
Investment Securities	188,028	198,754	239,656	273,913	214,382	208,736	213,627
Earning Assets	2,211,353	2,088,221	2,060,788	2,049,763	1,969,878	2,119,783	1,902,647
Total Assets	2,442,366	2,265,875	2,215,944	2,194,861	2,088,138	2,308,552	2,015,789
Deposits	1,626,290	1,559,516	1,577,682	1,576,760	1,512,321	1,587,970	1,473,398
Borrowings	256,616	168,000	168,639	169,145	159.89	205,575	162,104
Shareholders' Equity	181,211	173,520	168,751	162,728	161,128	174,519	150,139

STOCK PERFORMANCE
Market Price:
Closing [1]	$9.46	$8.64	$6.63	$5.88	$6.47	$9.46	$6.47
High Close [1]	$9.94	$8.95	$6.74	$6.53	$7.26	$9.94	$8.85
Low Close [1]	$8.34	$6.63	$5.72	$5.66	$6.05	$5.90	$6.05
Daily Average Trading Volume	19,730	40,592	8,348	4,579	5,478	23,238	7,410
Book Value Per Common Share [1]	$9.69	$9.25	$8.96	$8.68	$8.43	$9.69	$8.43
Price to Book Value	0.98	0.93	0.74	0.68	0.77	0.98	0.77
Tangible Book Value Per Common Share [1]	9.52	9.08	8.80	8.51	8.33	9.52	8.33
Price to Tangible Book Value	0.99	0.95	0.75	0.69	0.78	0.99	0.78

1 Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS continued
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,	Nine Months Ended September 30,
	2012	2012	2012	2011	2011	2012	2011
($ in thousands)
ASSET QUALITY
Total Non-Performing Loans	$90,146	$90,908	$74,816	$66,801	$61,406	$90,146	$61,406
Total Non-Performing Assets	$136,440	$134,627	$101,221	$98,634	$86,555	$136,440	$86,555
Loans 90 Days Past Due and Still Accruing	$—	$111	$290	$116	422	$—	422
Including Covered Loans:
Non-Performing Loans as a % of Loans	5.17%	5.21%	4.51%	4.11%	4.09%	5.17%	4.09%
Non-Performing assets as a % of Loans Plus ORE	7.62%	7.52%	6.01%	5.96%	5.67%	7.62%	5.67%
ALL to Non-Performing Loans	34.49%	29.93%	39.14%	41.85%	47.85%	34.49%	47.85%
Net Charge-Offs During the Period to Average Loans	0.24%	0.65%	0.55%	1.54%	1.21%	0.47%	1.26%
ALL as a % of Loans, at End of Period	1.78%	1.55%	1.76%	1.72%	1.96%	1.78%	1.96%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	3.75%	3.81%	3.97%	3.91%	4.09%	3.75%	4.09%
Non-Performing assets as a % of Loans Plus ORE	5.12%	5.29%	5.12%	5.28%	5.67%	5.12%	5.67%
ALL to Non-Performing Loans	50.89%	43.70%	46.57%	46.19%	47.85%	50.89%	47.85%
Net Charge-Offs During the Period to Average Loans	0.27%	0.71%	0.59%	1.54%	1.21%	0.52%	1.26%
ALL as a % of Loans, at End of Period	1.91%	1.65%	1.84%	1.81%	1.96%	1.91%	1.96%

OTHER INFORMATION
Non-Interest Income to Revenues	56.70%	46.12%	47.32%	45.11%	36.24%	50.63%	40.85%
End of Period Shares Outstanding	14,481,336	14,269,694	14,213,642	13,778,071	13,929,291	14,481,336	13,929,291
Weighted Average Shares Outstanding - Basic	14,434,753	14,386,550	14,264,919	13,872,422	13,831,333	14,362,339	12,590,076
Weighted Average Shares Outstanding - Diluted	16,347,175	16,147,819	15,713,532	15,245,087	15,294,395	16,133,508	14,167,661
Full-Time Equivalent Employees	752.6	701.9	656.5	626.4	586.3	752.6	586.3

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,	Nine Months Ended September 30,
	2012	2012	2012	2011	2011	2012	2011
($ in thousands, except per share data)
INTEREST INCOME
Loans, including fees	$23,724	$22,902	$22,738	$22,396	$21,258	$69,364	$64,302
Investment securities	1,208	1,189	1,506	1,783	1,592	3,903	4,994
Federal funds sold and bank deposits	6	4	18	26	109	28	199
Total interest income	24,938	24,095	24,262	24,205	22,959	73,295	69,495
INTEREST EXPENSE
Deposits	2,686	2,658	3,007	3,519	3,810	8,351	12,790
Short-term borrowings	454	253	174	173	168	881	512
Subordinated debt	1,090	1,132	1,139	1,129	1,122	3,361	3,365
Other long-term debt	18	152	287	305	304	457	1,056
Total interest expense	4,248	4,195	4,607	5,126	5,404	13,050	17,723
Net interest income	20,690	19,900	19,655	19,079	17,555	60,245	51,772
Provision for loan losses	3,477	950	3,750	5,300	4,400	8,177	15,025
Net interest income after provision for loan losses	17,213	18,950	15,905	13,779	13,155	52,068	36,747
NONINTEREST INCOME
Service charges on deposit accounts	1,259	1,180	1,133	1,148	1,023	3,572	2,995
Other fees and charges	841	852	784	684	676	2,477	1,929
Mortgage banking activities	14,755	10,840	12,084	8,034	5,186	37,679	16,629
Indirect lending activities	2,164	1,610	1,163	1,581	1,600	4,937	4,310
SBA lending activities	2,107	1,269	853	1,871	756	4,229	6,592
Bank owned life insurance	330	332	322	99	326	984	979
Securities gains	4	—	303	237	—	307	1,078
Other	5,634	951	1,013	2,027	411	7,598	1,246
Total noninterest income	27,094	17,034	17,655	15,681	9,978	61,783	35,758
NONINTEREST EXPENSE
Salaries and employee benefits	18,589	15,325	14,849	13,410	11,652	48,763	34,115
Furniture and equipment	1,032	994	977	795	737	3,003	2,280
Net occupancy	1,360	1,280	1,210	1,115	1,094	3,850	3,389
Communication	739	641	619	522	541	1,999	1,636
Professional and other services	1,992	2,081	2,141	1,571	1,474	6,214	4,119
Cost of operation of other real estate	2,828	1,702	1,737	2,329	1,316	6,267	5,567
FDIC insurance premiums	479	474	471	445	428	1,424	2,136
Other	4,305	3,572	3,346	3,462	3,173	11,223	8,531
Total noninterest expense	31,324	26,069	25,350	23,649	20,415	82,743	61,773
Income before income tax expense	12,983	9,915	8,210	5,811	2,718	31,108	10,732
Income tax expense	4,816	3,511	2,894	1,979	608	11,221	3,166
NET INCOME	8,167	6,404	5,316	3,832	2,110	19,887	7,566
Preferred stock dividends and discount accretion	(823)	(823)	(823)	(824)	(823)	(2,469)	(2,469)
Net income available to common equity	$7,344	$5,581	$4,493	$3,008	$1,287	$17,418	$5,097

EARNINGS PER SHARE: [1]
Basic earnings per share	$0.51	$0.39	$0.31	$0.22	$0.09	$1.21	$0.40
Diluted earnings per share	$0.45	$0.35	$0.29	$0.20	$0.08	$1.08	$0.36
Weighted average common shares outstanding-basic	14,434,753	14,386,550	14,264,919	13,872,422	13,831,333	14,362,339	12,590,076
Weighted average common shares outstanding-diluted	16,347,175	16,147,819	15,713,532	15,245,087	15,294,395	16,133,508	14,167,661

1Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	($ in thousands)
ASSETS
Cash and cash equivalents	$47,366	$38,333	$38,604	$57,284	$118,234
Investment securities available-for-sale	165,598	193,251	183,611	261,419	238,488
Investment securities held-to-maturity	6,842	7,471	8,185	8,876	9,680
Investment in FHLB stock	9,760	8,185	7,623	7,582	6,413
Loans held-for-sale	259,659	214,335	175,736	133,849	125,268
Loans	1,745,185	1,746,204	1,657,972	1,623,871	1,500,094
Allowance for loan losses	(31,476)	(27,205)	(29,282)	(27,956)	(29,381)
Loans, net of allowance for loan losses	1,713,709	1,718,999	1,628,690	1,595,915	1,470,713
FDIC indemnification asset	38,225	44,667	13,266	12,279	—
Premises and equipment, net	36,519	35,949	30,352	28,909	22,057
Other real estate, net	45,175	42,727	25,729	30,526	24,494
Accrued interest receivable	8,384	8,432	8,238	9,015	7,825
Bank owned life insurance	32,397	32,091	31,786	31,490	31,183
Deferred tax asset, net	16,520	18,299	16,398	16,224	15,357
Other assets	62,640	53,016	47,008	41,427	39,963
Total Assets	$2,442,794	$2,415,755	$2,215,226	$2,234,795	$2,109,675

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$354,029	$345,063	$290,625	$269,590	$247,660
Interest-bearing deposits:
Demand and money market	604,124	618,269	557,652	526,962	447,154
Savings	310,835	338,983	377,692	389,246	401,759
Time deposits, $100,000 and over	348,871	343,570	313,209	329,164	322,251
Other time deposits	326,471	332,185	319,995	337,350	317,489
Brokered deposits	59,303	9,204	9,204	19,204	29,204
Total deposits	2,003,633	1,987,274	1,868,377	1,871,516	1,765,517
Federal Funds Purchased	99,500	48,718	13,555	—	—
Short-term borrowings	50,889	82,500	42,500	53,081	40,011
Subordinated debt	67,527	67,527	67,527	67,527	67,527
Other long-term debt	—	25,000	27,500	52,500	52,500
Accrued interest payable	1,467	2,231	1,667	2,535	2,078
Other liabilities	32,277	23,596	22,178	20,356	19,030
Total Liabilities	2,255,293	2,236,846	2,043,304	2,067,515	1,946,663

SHAREHOLDERS' EQUITY
Preferred stock	47,123	46,902	46,682	46,461	46,240
Common stock	79,855	77,055	74,560	74,219	72,320
Accumulated other comprehensive gain, net of tax	4,242	3,882	3,301	3,710	2,974
Retained earnings	56,281	51,070	47,379	42,890	41,478
Total shareholders’ equity	187,501	178,909	171,922	167,280	163,012
Total Liabilities and Shareholders’ Equity	$2,442,794	$2,415,755	$2,215,226	$2,234,795	$2,109,675
Book Value Per Common Share	$9.69	$9.25	$8.96	$8.77	$8.43
Shares of Common Stock Outstanding [1]	14,481,336	14,269,694	14,213,642	13,929,291	13,713,211

1Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
($ in thousands)
Commercial, Financial and Agricultural	$102,494	$101,182	$105,920	$106,552	$93,745
Tax-Exempt Commercial	4,787	4,816	4,874	4,944	4,997
Real Estate Mortgage - Commercial	507,408	491,894	393,399	409,932	364,434
Total Commercial and SBA Loans	614,689	597,892	504,193	521,428	463,176
Real Estate - Construction	102,758	109,501	121,830	122,795	103,164
Real-Estate - Mortgage	114,842	112,832	135,039	143,717	120,971
Consumer Installment	912,896	925,978	896,910	835,931	812,783
Loans	1,745,185	1,746,203	1,657,972	1,623,871	1,500,094
Loans Held-For-Sale:
Originated Residential Mortgage	212,714	164,144	130,075	90,907	71,063
SBA	16,945	20,191	15,661	12,942	24,205
Indirect Auto	30,000	30,000	30,000	30,000	30,000
Total Loans Held-For-Sale	259,659	214,335	175,736	133,849	125,268
Total Loans	$2,004,844	$1,960,538	$1,833,708	$1,757,720	$1,625,362

Legacy Loans	$1,648,678	$1,632,014	$1,584,822	$1,546,391	$1,500,094
Covered Loans	96,507	114,189	73,150	77,480	—
Loans Held-For-Sale	259,659	214,335	175,736	133,849	125,268
Total Loans	$2,004,844	$1,960,538	$1,833,708	$1,757,720	$1,625,362

DEPOSITS, BY CATEGORY
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
($ in thousands)
Noninterest-Bearing Demand	$354,029	$345,062	$290,625	$269,590	$247,660
Interest Bearing Deposits:
Interest-Bearing Demand / Money Market	604,124	618,269	557,652	526,962	447,154
Savings	310,835	338,984	377,692	389,246	401,759
Time Deposits $100,000 and Over	348,871	343,570	313,209	329,164	322,251
Other Time Deposits	326,471	332,185	319,995	337,350	317,489
Brokered Deposits	59,303	9,204	9,204	19,204	29,204
Total Deposits	$2,003,633	$1,987,274	$1,868,377	$1,871,516	$1,765,517

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,	Nine Months Ended September 30,
	2012	2012	2012	2011	2011	2012	2011
($ in thousands)
Balance at Beginning of Period	$27,205	$29,282	$27,956	$29,381	$29,801	$27,956	$28,082
Net Charge-Offs (Recoveries):
Commercial, Financial, and Agricultural	41	613	15	417	169	669	258
SBA	103	84	(3)	694	160	184	635
Real Estate Construction	(31)	1,607	1,300	3,413	3,427	2,876	9,485
Real Estate Mortgage	23	228	—	72	391	251	464
Consumer Installment	1,085	495	1,112	2,129	673	2,692	2,884
Total Net Charge-Offs	1,221	3,027	2,424	6,725	4,820	6,672	13,726
Provision for Loan Losses - Non-Covered Loans	2,500	950	3,750	5,300	4,400	7,200	15,025
Impairment Provision - Covered Loans	977	—	—	—	—	977	—
Indemnification - Covered Loans	2,015	—	—	—	—	2,015	—
Balance at End of Period	$31,476	$27,205	$29,282	$27,956	$29,381	$31,476	$29,381

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net	0.27%	0.71%	0.59%	1.54%	1.21%	0.52%	1.26%
Allowance for Loan Losses as a Percentage of Loans	1.78%	1.55%	1.76%	1.72%	1.96%	1.78%	1.96%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	1.91%	1.65%	1.84%	1.81%	1.96%	1.91%	1.96%

NONPERFORMING ASSETS
(UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
($ in thousands)
Legacy Nonperforming Assets
Nonaccrual Loans	$61,855	$62,142	$62,582	$60,413	$60,984
Repossessions	1,119	1,103	966	1,423	1,077
Other Real Estate	22,573	24,929	18,841	21,058	24,494
Total Legacy Nonperforming Assets	$85,547	$88,174	$82,389	$82,894	$86,555
*** Includes SBA Guaranteed Amounts of Approximately	$8,742	$8,882	$8,040	$5,216	$8,641
Legacy Loans Past Due 90 Days or More and Still Accruing	$—	$111	$290	$116	$422
Legacy Loans 30-89 Days Past Due	$7,077	$5,214	$20,024	$18,879	$7,110
Ratio of Legacy Loans Past Due 90 Days or More and Still Accruing to Total Legacy Loans	—%	0.01%	0.02%	0.01%	0.03%
Ratio of Legacy Loans 30-89 Days Past Due to Total Legacy Loans	0.43%	0.32%	1.26%	1.22%	0.47%
Ratio of Legacy Nonperforming Assets to Total Legacy Loans, ORE, and Repossessions	5.12%	5.29%	5.12%	5.28%	5.67%
Covered Nonperforming Assets
Nonaccrual Loans	$28,291	$28,655	$11,944	$6,272	$—
Other Real Estate	22,602	17,798	6,888	9,468	—
Covered nonperforming assets	$50,893	$46,453	$18,832	$15,740	N/A
Classified Assets
Classified Loans	$121,556	$122,280	$111,894	$119,569	$117,990
ORE and Other Nonperforming Assets	46,294	43,830	26,695	31,949	25,571
Total Classified Assets	$167,850	$166,110	$138,589	$151,518	$143,561

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	September 30, 2012			September 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
($ in Thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$1,888,845	$69,261	4.89%	$1,567,097	$64,151	5.47%
Tax-exempt (1)	4,840	155	4.33%	2,068	232	6.14%
Total loans	1,893,685	69,416	4.89%	1,569,165	64,383	5.47%
Investment securities:
Taxable	189,883	3,309	2.32%	201,923	4,628	3.06%
Tax-exempt (2)	18,853	903	6.39%	11,704	551	6.28%
Total investment securities	208,736	4,212	2.70%	213,627	5,179	3.24%
Interest-bearing deposits	16,490	28	0.22%	118,981	199	0.22%
Federal funds sold	872	—	0.06%	874	—	0.06%
Total interest-earning assets	2,119,783	73,656	4.64%	1,902,647	69,761	4.89%
Noninterest-earning:
Cash and due from banks	24,145			13,963
Allowance for loan losses	(27,751)			(28,772)
Premises and equipment, net	32,959			20,565
Other real estate	34,758			21,497
Other assets	124,658			85,889
Total assets	$2,308,552			$2,015,789
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$573,609	$1,185	0.28%	$421,133	$1,852	0.59%
Savings deposits	351,358	815	0.31%	411,980	2,782	0.90%
Time deposits	663,003	6,351	1.28%	640,285	8,156	1.70%
Total interest-bearing deposits	1,587,970	8,351	0.70%	1,473,398	12,790	1.16%
Federal funds purchased	25,020	151	0.81%	11	—	0.91%
Securities sold under agreements to repurchase	12,738	21	0.22%	19,566	199	1.36%
Other short-term borrowings	75,272	709	1.26%	14,744	313	2.84%
Subordinated debt	67,527	3,361	6.65%	67,527	3,365	6.66%
Long-term debt	25,018	457	2.44%	60,256	1,056	2.34%
Total interest-bearing liabilities	1,793,545	13,050	0.97%	1,635,502	17,723	1.45%
Noninterest-bearing:
Demand deposits	296,089			206,566
Other liabilities	44,399			26,582
Shareholders’ equity	174,519			150,139
Total liabilities and shareholders’ equity	$2,308,552			$2,018,789
Net interest income/spread		$60,606	3.67%		$52,038	3.44%
Net interest margin			3.82%			3.65%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $52,000 and $80,100, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $308,600 and $185,900, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	September 30, 2012			September 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
($ in Thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,008,642	$23,689	4.69%	$1,579,629	$21,208	5.33%
Tax-exempt (1)	4,781	53	4.45%	5,018	77	6.14%
Total loans	2,013,423	23,742	4.69%	1,584,647	21,285	5.33%
Investment securities:
Taxable	169,569	1,015	2.39%	202,678	1,470	2.90%
Tax-exempt (2)	18,459	294	6.38%	11,704	184	6.30%
Total investment securities	188,028	1,309	2.79%	214,382	1,654	3.09%
Interest-bearing deposits	9,074	6	0.22%	169,864	109	0.25%
Federal funds sold	828	—	0.06%	985	—	0.05%
Total interest-earning assets	2,211,353	25,057	4.51%	1,969,878	23,048	4.64%
Noninterest-earning:
Cash and due from banks	26,539			14,806
Allowance for loan losses	(26,944)			(28,945)
Premises and equipment, net	36,125			21,490
Other real estate	40,791			23,094
Other assets	154,502			87,815
Total assets	$2,442,366			$2,088,138
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$616,783	$435	0.28%	$431,245	$482	0.44%
Savings deposits	320,766	272	0.34%	410,570	547	0.53%
Time deposits	688,741	1,979	1.14%	670,506	2,781	1.65%
Total interest-bearing deposits	1,626,290	2,686	0.66%	1,512,321	3,810	1.00%
Federal funds purchased	51,387	102	0.79%	32	—	0.91%
Securities sold under agreements to repurchase	11,207	6	0.21%	17,331	9	0.21%
Other short-term borrowings	123,234	346	1.12%	22,500	159	2.81%
Subordinated debt	67,527	1,090	6.41%	67,527	1,122	6.59%
Long-term debt	3,261	18	2.24%	52,500	304	2.29%
Total interest-bearing liabilities	1,882,906	4,248	0.90%	1,672,211	5,404	1.28%
Noninterest-bearing:
Demand deposits	322,163			223,372
Other liabilities	56,086			31,427
Shareholders’ equity	181,211			161,128
Total liabilities and shareholders’ equity	$2,442,366			$2,088,138
Net interest income/spread		$20,809	3.61%		$17,644	3.36%
Net interest margin			3.74%			3.55%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $17,700 and $26,700, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $100,800 and $62,400, respectively.